SECURITIES LENDING
AUTHORIZATION AGREEMENT

This Agreement is by and among WILSHIRE VARIABLE INSURANCE TRUST, an open-end management investment company registered under the Investment Company Act of 1940 (herein referred to as the “Company”), on behalf of its existing and future separate investment portfolios or series identified on Schedule 1 hereto (as may be amended in writing from time to time, herein referred to each as a “Lending Fund”), WILSHIRE ASSOCIATES INCORPORATED, as Adviser to the Lending Funds, and THE NORTHERN TRUST COMPANY, the custodian of each of the Lending Funds (herein referred to as “Agent”), and governs the lending of U.S. and non-U.S. securities (“Securities”) by Agent as agent of any Lending Fund from one or more accounts of such Lending Fund in the custody of Agent. This Agreement includes as attachments Schedule A, the Borrower Schedule attached thereto, Schedule B (Collateral Guidelines), Schedule C (the Fee Schedule), and the current prospectus for the Northern Institutional Funds’ Liquid Assets Portfolio at Annex I, all of which, together with any substitutions therefor, are hereby incorporated in this Agreement. Certain capitalized terms used herein are defined in section 12 below.

1.
Authorization. The Company hereby appoints Agent for the purpose of lending Securities of each Lending Fund, to act in accordance with the terms of this Agreement and pursuant to the directions of the Company, the Lending Fund and the Adviser. Notwithstanding the foregoing, Agent shall not loan Securities of a Lending Fund if, as a result of a Loan of such Securities, more than one-third of the Market Value of the total assets of the Lending Fund (determined at the time of making the Loan) would be on loan.

1.1          The Company hereby authorizes and directs Agent to enter into Loans on behalf of each Lending Fund with only such Borrowers (other than Agent or any parent, subsidiary or affiliate of Agent), with only such types of Collateral, making only such investments of cash Collateral, and only on such other terms and conditions, as are specifically provided for under this Agreement and the Schedules attached hereto (all of which are hereby specifically approved by the Adviser) or on such other terms and conditions as the Company, the Lending Fund or the Adviser may from time to time direct in writing.

1.2          It is understood and agreed that each Lending Fund and its Adviser retain the ultimate authority regarding the lending of Securities of the Lending Fund and that the Agent is subject to the direction of the Lending Funds in carrying out its responsibilities with respect to the lending of Securities in accordance with this Agreement.

1.3          Agent may only lend Securities of a Lending Fund to Borrowers that satisfy the criteria set forth on Schedule A, attached hereto. The approval of such criteria by the Board of Directors of the Company, on behalf of each Lending Fund, shall be sufficiently evidenced by the execution by the Company of such Schedule A.

2.	Agent’s Responsibility as to Loans. Before entering into any Loan with a Borrower, Agent shall be responsible for the following:

2.1        Agent shall enter into a Borrowing Agreement with the Borrower, the terms of which may vary depending upon the country of domicile of the Borrower, the jurisdictions in which the Borrower does business, any separate negotiation between Agent and Borrower and other factors, but shall comply in all material respects with the requirements of this Agreement concerning the Borrowing Agreement. Copies of sample forms of Borrowing Agreements currently offered to potential Borrowers are available upon request.

2.2        Upon receipt of notice from a Borrower of its desire to borrow Securities upon stated terms, Agent shall determine the account or accounts from which to loan Securities by using Agent’s impartial sequential systems that match Loan requests with the accounts of Agent’s various lending customers holding eligible Securities.

2.3        Agent shall obtain from the potential Borrower the most recent audited statement of its financial condition and the most recent unaudited statement of its financial condition, if more recent than the audited statement, and shall make a reasoned determination that the potential Borrower is creditworthy.

2.4        Agent shall require the Borrower to furnish, with respect to each Loan, or agree in the Borrowing Agreement that each Loan shall constitute, a representation that there has been no material adverse change in its financial condition since the date of the most recent financial statement furnished pursuant to the preceding paragraph.

3.
Collateral. In the lending of Borrowed Securities, protection is afforded by the Collateral received from a Borrower pursuant to the terms of the Borrowing Agreement. All Collateral so received, and all investments of cash Collateral, shall be held either in the physical custody of Agent or for the account of Agent by an agent or subcustodian of Agent or a central bank, depository or clearing corporation acting as a depository.

3.1        Collateral shall be held in a separate account for each Lending Fund (each referred to as a “Separate Account”). All Collateral received from Borrowers supporting Loans of Securities of a Lending Fund, and all investments of cash Collateral, shall be credited to and held in the Separate Account. All property of the Separate Account shall be held in the Separate Account for the sole benefit and at the sole risk of the relevant Lending Fund. Cash Collateral shall be invested, and non-cash Collateral shall be accepted, for each Lending Fund in accordance with the guidelines, rules, procedures, and standards set forth in the Collateral Guidelines attached hereto as Schedule B and hereby made a part hereof.

3.2        For purposes of investments of cash Collateral, the designation by the Company of a cash Collateral investment option for a Lending Fund pursuant to this Agreement shall prevail over any contrary provisions of any other instrument between the parties concerning investment of cash of the Lending Fund.

3.3        The risk of any loss of Collateral or investments of cash Collateral (including a loss of income or principal, or loss of market value thereof) shall be allocated as follows:

(i) any loss resulting from the insufficiency of income from the investment of cash Collateral of a Lending Fund to pay Rebate Fees or other expenses properly paid from such income shall be allocated to Agent in the same percentage as Agent’s fee under Schedule C, with the balance of such losses allocated to the Lending Fund;

(ii) any loss of principal or principal value within any Separate Account (a “Separate Account Loss”) shall be allocated solely to the relevant Lending Fund;

(iii) any loss resulting from an insufficiency of Collateral or its proceeds to pay for the cost of purchasing Equivalent Securities or otherwise to make any Lending Fund whole in the event of a default by a Borrower that is not recoverable from the Borrower or within the scope of Agent’s obligations under section 16 shall be borne solely by such Lending Fund; and

(iv) notwithstanding the foregoing. Agent shall be liable for losses resulting from its negligence or intentional misconduct in performing the duties allocated to it under this Agreement with respect to Collateral.

3.4        Each Lending Fund shall pay to Agent, upon Agent’s written demand therefor, such amounts as are determined by Agent to be necessary from time to time to satisfy the Lending Fund’s obligations under this Agreement with respect to insufficiencies of cash Collateral income or Collateral principal. Any such amounts outstanding after their due date shall bear interest until paid at the Federal Funds Rate as published in the Midwest Edition of the Wall Street Journal (or if not there quoted in any publication reasonably selected by Agent).

4.	Collateral Margin.

4.1        The Borrowing Agreement shall provide that at the time a Loan is made there shall be a transfer of Borrowed Securities against a transfer (occurring prior thereto or, in the case of Securities transferred through a depository, central bank or clearing organization, before the close of the same business day in accordance with the rales, customs and practices of that depository, bank or organization) of Collateral having a Market Value equal to such percentage (not less than 100%) of the Market Value of the Borrowed Securities as Agent and the Borrower shall agree in accordance with the applicable Collateral Schedule.

4.2        Each business day the Agent and the Borrower shall determine the Market Value of the Collateral and the Borrowed Securities. If on any business day the Market Value of all the Collateral shall be less than the Required Value (as hereinafter defined), Agent shall demand from the Borrower, subject to a de minimis rule of change in value appropriate to the type of Borrowed Securities, additional Collateral so that the Market Value of the additional Collateral, when added to the Market Value of the Collateral previously delivered to Agent, shall equal the Required Value. If the Borrower fails to deliver such additional Collateral, Agent may terminate the Loan in accordance with paragraph 5.1 hereof.

4.3        If on any business day the Market Value of all the Collateral shall be greater than the Required Value, Agent shall, upon request from the Borrower, subject to a de minimis rule of change in value appropriate to the type of Borrowed Securities, redeliver to Borrower such amount of Collateral selected by Borrower so that the Market Value of all Collateral equals the Required Value.

4.4.       Notwithstanding the de minimis rules referred to in this section 4, nothing in this Agreement shall relieve or be construed to relieve the Agent from its responsibility to demand additional Collateral from the Borrower should the Market Value of the Collateral fall below 100% of the Market Value of the Borrowed Securities of any Lending Fund.

5.	Termination of Loans; Remedies upon Default.

5.1        Agent shall retain the right pursuant to the terms of the Borrowing Agreement to terminate a Loan at any time, whereupon the Borrower shall deliver Equivalent Securities to Agent within (a) the customary delivery period for such Securities, (b) five business days or (c) the time negotiated for such delivery by Agent and the Borrower, whichever period is least, and Agent shall concurrently therewith deliver collateral identical to the Collateral to the Borrower. A Borrower may terminate a Loan at any time upon notice to Agent and by delivery to Agent of Equivalent Securities. The Company, on behalf of a Lending Fund, shall have the right at any time to direct Agent to terminate a Loan of the Lending Fund’s Securities, in whole or in part.

5.2        If upon termination of a Loan a Borrower shall fail to deliver Equivalent Securities, Agent shall exercise the remedies available to it under the relevant Borrowing Agreement and applicable law, customs and practices for the benefit of the Lending Funds thereby affected. Agent shall have the right to, and in the event of a Filing with respect to a Borrower shall, purchase Equivalent Securities, apply the Collateral to the payment of the purchase price of the Securities purchased, any other obligations of the Borrower under the Borrowing Agreement and ail reasonable related expenses, and either pay to the Borrower any amounts then remaining, or demand from the Borrower any amounts then due and owing, all in accordance with the requirements of applicable law and the provisions of the relevant Borrowing Agreement, together with interest on such amounts and at such rates as are permitted by the Borrowing Agreement and applicable law. All recoveries for the benefit of a Lending Fund under this paragraph shall be credited to the Lending Fund’s account when received. The Company, on behalf of each Lending Fund, hereby authorizes Agent, as such Lending Fund’s agent and Nominee, to exercise on behalf of such Lending fund all remedies (including rights of set-off) otherwise available to the Lending Fund under all applicable U.S. and non-U.S. laws in order to secure the return of Equivalent Securities (or their value) to the Lending Fund.

6.	Distributions; Voting, etc.

6.1        The Company and each Lending Fund acknowledge that during the term of any Loan the Borrower shall otherwise hold all incidents of ownership with respect to the Borrowed Securities, including but without limitation the rights to vote the Borrowed Securities and to transfer or loan Borrowed Securities to others subject, however, to the Company’s right to terminate any such Loan in accordance with paragraph 5.1 hereof.

6.2        The Borrower shall, in accordance with the terms of the Borrowing Agreement, be required to pay to Agent the equivalent (herein called “Substitute Payments”) of all distributions made by the issuer of the Borrowed Securities during the term of a Loan to which the Lending Fund would have been entitled had the Securities not been loaned, including, but not limited to, cash dividends, interest payments, shares of stock as a result of stock splits and stock dividends and the rights to purchase additional Securities. Agent shall credit to the account of the Lending Fund the net amount of all Substitute Payments of cash on the payable dates thereof, subject to section 9.3 of this Agreement. All other Substitute Payments shall be credited to the Lending Fund when received from the Borrower, except that shares issued in stock splits shall be deemed part of the Loan of the pre- split shares. All Substitute Payments shall be subject to any requirements of applicable taxing authorities concerning withholding of tax on such payments. Agent shall pay to a Borrower the distributions Agent receives on Securities delivered by the Borrower as Collateral.

6.3        The rates of tax withholding or credit used to determine the amount of any Substitute Payment of cash by a Borrower with respect to Borrowed Securities shall be determined and agreed to by Agent at the time a Loan is made and shall not thereafter be subject to retroactive adjustment for any reason. Agent shall have no liability for errors made in determining such amounts, if Agent acted in good faith and without negligence based on all the most current relevant information in the possession of Agent at that time.

7.	Revenues.

7.1        The Net Revenue of a Lending Fund during any period shall consist of (a) in the case of cash Collateral, the aggregate income derived from the investments of cash Collateral during the period, net of (i) any applicable payment or withholding of tax, (ii) aggregate Rebate Fees paid or accrued to the Borrowers pursuant to the Borrowing Agreements and (iii) certain expenses, adjustments and charges as disclosed in the Collateral Guidelines at Schedule B, and (b) in all other cases, the aggregate loan Premiums or Loan Fees paid by the Borrowers pursuant to the Borrowing Agreements; reduced by any applicable payment or withholding of tax.

7.2        The Net Revenue of a Lending Fund shall be credited by Agent monthly to the account of the Lending Fund, provided that Agent may simultaneously deduct from that account, as compensation for Agent’s services under the securities lending program, a fee equal to such amounts as shall be agreed upon in writing from time to time by the parties and set forth in Schedule C attached hereto.

8.
Reports   Within approximately two weeks after the end of each month, Agent shall furnish to the Company with respect to each Lending Fund and the Adviser a statement of account for the month listing the Borrowed Securities, the Borrowers to whom they have been lent, the Collateral held by Agent against all Loans of the Borrowed Securities, the Loan revenue received during the period and the fees of the Agent. In addition, the Company shall have the right to request a list of Borrowed Securities and Collateral (and the Market Values thereof) as of any specified date.

9.	Concerning the Agent,

9.1        Agent shall administer the securities lending program in conformity with the applicable laws governing each Loan and all rules, regulations and exemptions from time to time promulgated and issued under the authority of those laws. Nothing in this Agreement shall be construed to require Agent to take any action which in Agent’s reasonable belief could cause Agent or a Lending Fund to violate any applicable law. In the event of a change in the securities lending program required in order to comply with a change in applicable laws, rules, regulations or exemptions, Agent shall notify the Company and such change shall be deemed to be a part of this Agreement.

9.2        Agent shall not be responsible for delays or failures in performance caused by circumstances reasonably beyond Agent’s control, including but not limited to fires, storms, earthquakes and other similar occurrences, power outages, work stoppages, closure or malfunctioning of central banks, securities exchanges, or depositories, defaults by subcustodians chosen by Agent in the exercise of reasonable care, political disturbances, acts of terrorism and breakdowns in governmental functions of all types.

9.3        Agent may at its discretion, but shall not be required to, make loans or advances to a Lending Fund in order to provide temporary liquidity to such Lending Fund as a result of a Collateral default or otherwise. All such loans or advances shall bear interest at the Treasury Rate until paid if permitted under applicable statutes, regulations, exemptions and SEC opinions. Agent may also advance funds to a Lending Fund for the payment of Rebate Fees or other amounts due to a Borrower, or for the payment of Substitute Payments, Net Revenues or any other amounts due from the Borrower to the Lending Fund hereunder. Any advance to a Lending Fund of amounts due from a Borrower shall be conditional upon receipt by Agent of final payment from the Borrower and may be reversed to the extent final payment is not received. Any interest received by the Agent under this paragraph shall be in addition to Agent’s other compensation under this Agreement.

9.4        In performing its duties hereunder, Agent shall be held to the standard of care exercised by banks generally in performing similar duties and shall be responsible only for its negligence or intentional misconduct. In no event shall Agent be liable for special, indirect or consequential damages of any kind, even though Agent may have been previously informed of the possibility that such damages may occur.

10.
Representations and Warranties. The parties hereby make the following representations and warranties to each other, each of which shall continue throughout the term of this Agreement and of each Loan hereunder.

10.1      Agent hereby represents and warrants as follows:

10.1.1 It has all necessary corporate and governmental authority to execute and deliver this Agreement, to engage in the transactions contemplated hereby and to perform its obligations hereunder.

10.1.2 The person executing this Agreement on behalf of Agent has all necessary authority to render this Agreement the legal, valid and binding obligation of Agent.

10.1.3 It has, or at the time of any relevant Loan shall have, obtained all necessary approvals of applicable governmental and self-regulatory organizations (including approval by Inland Revenue as an agent for the purposes of stock lending regulations and an approved UK collecting agent), and satisfied all conditions and qualifications imposed by applicable taxing authorities, necessary in order to comply with all statutes, laws, rules and regulations applicable to that Loan.

10.1.4 The execution, delivery and performance of this Agreement by the Agent will not result in a violation of any law, statute, rule, regulation, exemption or administrative order applicable to Agent.

10.2	The Company hereby represents and warrants as follows:

10.2.1 Each Lending Fund has taken all necessary action (including making all necessary disclosure in the applicable prospectus(es) of the Lending Fund) and obtained all necessary governmental, administrative, and other approvals (including any approvals of the investors of the Lending Fund) necessary to execute and deliver this Agreement, to engage in the transactions contemplated hereby and to perform its obligations hereunder and the Company is duly authorized to enter into and perform this Agreement on behalf of each Lending Fund.

10.2.2 The person or entity executing this Agreement on behalf of the Company and each Lending Fund has all necessary authority to render this Agreement the legal, valid and binding obligation of the Company and of each Lending Fund.

10.2.3 The execution, delivery and performance of this Agreement by the Company and each Lending Fund will not result in a violation of any law, statute, rule, regulation, exemption or administrative order applicable to such entity.

10.2.4 Each Lending Fund is absolutely entitled to pass all incidents of ownership with respect to all Securities provided hereunder to Borrowers free from all liens, charges and encumbrances.

10.2.5 The Board of Directors or Trustees of the Company (including a majority of the Independent Directors of the Company), have approved the terms of this Agreement and, in particular, the List of Borrowers approved by the Company as set forth in Schedule A hereof, the types of eligible Collateral and the investment of cash Collateral in the Liquid Assets Portfolio as set forth in Schedule B hereof, and the fees of the Agent as set forth in Schedule C hereof.

10.2.6 As to investments by any Lending Fund in shares of the Liquid Assets Portfolio, (a) the policies of the Lending Fund generally permit the Fund to engage in securities lending transactions, (b) such transactions are conducted in accordance with the guidelines of the Securities and Exchange Commission and/or its staff; (c) the policies of such Lending Fund permit it to purchase such shares with cash Collateral and (d) the securities lending activities of such Lending Fund will be conducted in accordance with all representations and conditions contained in the Application.

10.2.7 The Independent Directors of the Company on behalf of any Lending Fund investing in the Liquid Assets Portfolio have approved the investment of cash Collateral in shares of the Liquid Assets Portfolio.

10.3	Adviser hereby represents and warrants as follows:

10.3.1 It has all necessary corporate and governmental authority to execute and deliver this Agreement and to perform its obligations hereunder.

10.3.2 The person executing this Agreement on behalf of the Adviser has all necessary authority to render this Agreement the legal, valid and binding obligation of the Adviser.

10.3.3 The execution, delivery and performance of this Agreement by the Adviser will not result in a violation of any law, statute, rule, regulation, exemption or administrative order applicable to the Adviser.

11.
Disclosure and Confidentiality. The Company, on behalf of each Lending Fund, authorizes Agent to disclose, to any Borrower who at any time so requests, (1) the name of the Company and the Lending Fund; (2) the fact that the Company, on behalf of the Lending Fund, has authorized Agent to lend Securities of the Lending Fund to the Borrower; (3) the fact that specific Securities loaned to the Borrower are owned by the Lending Fund; (4) any publicly available financial information concerning the Company or the Lending Fund in Agent’s possession; and (5) any other information the Agent reasonably believes is necessary to effectuate the transactions contemplated herein, including tax i.d. numbers. Before disclosing any information described in this paragraph to a Borrower who has requested it, Agent shall obtain from the Borrower, as a condition for such disclosure, a written agreement (which may be the Borrowing Agreement) requiring the Borrower to hold such information in confidence.

12.	Definitions. For the purposes of this Agreement, the following definitions shall apply.

12.1      “Act” shall mean the Investment Company Act of 1940, as amended.

12.2      “Adviser” shall mean, as applied to any Lending Fund, the then acting investment adviser (within the meaning of the Act) of the Lending Fund.

12.3      “Application” shall mean the First Amended and Restated Application filed July 23, 2001 with the Securities and Exchange Commission in the matter of Northern Institutional Funds et al., being File No. 812-12126, requesting an order pursuant to certain sections of the Act and rules thereunder.

12.4      “Borrowed Securities” shall mean, (a) with respect to any Loan, the Securities of a Lending Fund that are the subject of the Loan, and (b) with respect to paragraphs 4.2 through 4.4, all Securities of the Lending Fund that have been loaned to a Borrower; plus in either case (1) all cash, securities or other property received in the event of a call, redemption, exchange, maturity or similar action or event with respect to the Borrowed Securities, and (2) all cash, securities or other property received or issued in exchange or replacement for the Borrowed Securities in the event of a merger, consolidation, recapitalization, reorganization, liquidation or takeover of the issuer of the Borrowed Securities.

12.5      “Borrowing Agreement” shall mean the master borrowing agreement, as amended, entered into between Agent and a Borrower establishing the general terms and conditions governing all Loans to that Borrower.

12.6      “Collateral” shall mean (a), with respect to any Loan, the cash or other property delivered to the Agent by a Borrower with respect to the relevant Borrowed Securities, and (b), with respect to paragraphs 4.2 through 4.4, all Collateral held by Agent in respect to Borrowed Securities of a Lending Fund that have been loaned to a Borrower.

12.7      “Equivalent Securities” shall mean Securities identical (as to issuer, class, quantity and description) to the relevant Borrowed Securities, and such term shall include the certificates and other documents of or evidencing title and transfer in respect of the foregoing (as appropriate).

12.8      “Filing” shall mean a filing by a Borrower (or by a creditor or, or some other person acting with respect to, the Borrower) of a petition in bankruptcy or a petition seeking reorganization, winding-up, liquidation, dissolution or similar relief, including appointment of a trustee, receiver or liquidator of a substantial part of the property of the Borrower under a bankruptcy, insolvency or similar statute, code, law, rule or regulation of any jurisdiction.

12.9      “Independent Directors” of a Lending Fund shall mean those directors or trustees who are not “interested persons” within the meaning of Section 2(a)(19) of the Act.

12.10    “Liquid Assets Portfolio” shall mean the Northern Institutional Funds Liquid Assets Portfolio, a money market fund as defined under SEC Rule 2a-7, which is offered by Northern Institutional Funds pursuant to the prospectus attached to this Agreement as Annex II, and which meets the eligibility requirements set forth in the Application for an investment of cash Collateral supporting a Loan.

12.11    “Loan” shall mean a loan of Securities to a Borrower from an account of a Lending Fund.

12.12    “Market Value” of Borrowed Securities and Collateral shall be determined as provided in the relevant Borrowing Agreement, and shall include accrued interest if appropriate to particular Securities.

12.13    “Premium or Loan Fee” shall mean an agreed fee required to be paid by a Borrower to Agent for the benefit of a Lending Fund in respect of each Loan of the Lending Fund’s Securities as to which the Borrower has furnished non-cash Collateral.

12.14    “Rebate Fee” shall mean an agreed amount required to be paid by Agent for the account of a Lending Fund to a Borrower in respect of each Loan of the Lending Fund’s Securities as to which the Borrower has furnished cash as Collateral.

12.15    “Required Value” shall mean the Market Value of all the Borrowed Securities outstanding to a Borrower plus any additional margin as agreed upon between Agent and the Borrower.

12.16    “Treasury Rate” shall mean the rate per annum on 90-day U.S. Treasury bills as quoted in the Midwest Edition of The Wall Street Journal from time to time during the relevant period (or if not there quoted, as quoted in any publication reasonably selected by Agent).

13.	Tax Considerations.

13.1      Each Borrower shall represent, as a condition for any Loan, that it has obtained all necessary approvals of applicable governmental and self-regulatory organizations (including approval by Inland Revenue as an approved Borrower or UK intermediary), and has satisfied all conditions and qualifications imposed by applicable taxing authorities, necessary in order to comply with all statutes, laws, rules and regulation applicable to that Loan, which representation shall continue throughout the term of each Loan.

13.2      The Company on behalf of each Lending Fund shall provide Agent with complete, accurate and current information necessary to permit Agent to comply with applicable tax statutes, rules and regulations relating to the lending of Securities. In addition, the Lending Fund shall properly execute and deliver to Agent any and all forms, undertakings, and other documents reasonably requested by Agent in order to comply with such statutes, rules and regulations.

13.3      Notwithstanding the first sentence of paragraph 9.1 hereof, Agent shall attempt in good faith to comply with all applicable tax laws, treaties, rules and regulations governing the Lending Fund’s participation in Agent’s securities lending program based on Agent’s best interpretation of those laws, treaties, rules and regulations and the information furnished by the Lending Fund; provided, however, that notwithstanding the foregoing the Company, on behalf of each Lending Fund, shall indemnify Agent for taxes payable by Agent that otherwise should have been paid from amounts received by the Lending Fund, plus interest on such taxes at the Treasury Rate until paid, plus any penalties other than penalties resulting from Agent’s negligence or intentional misconduct.

13.4      The Adviser, on behalf of each Lending Fund, acknowledges that it is responsible for satisfying itself as to the tax consequences to the Company or any Lending Fund relating to the lending of Securities of a Lending Fund by Agent pursuant to this Agreement, Agent does not offer any advice as to such matters.

14.	Miscellaneous.

14.1      This Agreement may be amended by instrument in writing signed by the parties, subject to such additional conditions as may be provided in the Application, This Agreement may be terminated by any party at any time by written notice to the other parties, subject to the performance of any obligations outstanding at the time of termination. Upon termination of this Agreement by a party, Agent shall terminate all outstanding Loans of a Lending Fund’s Securities and shall make no further Loans thereof.

14.2      This Agreement supersedes any preexisting securities lending agreement, and prevails over any contrary provisions related to the services described herein of any other agreement, between or among the parties. This Agreement represents the entire agreement of the parties concerning its subject matter and supersedes any and all prior written or oral communications with regard thereto. The invalidity or lack of enforceability of any portion of this Agreement shall not impair the validity or enforceability of any other portion hereof.

14.3      No party may assign its obligations hereunder without the prior written consent of the other parties. This Agreement is solely for the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement shall be construed to give any rights whatever against any party to any person who is not a party hereto, nor shall any such person be considered a “third party beneficiary” of this Agreement.

14.4      Section headings are for convenience only and may not be used for interpretation.

14.5      The Company, on behalf of each Lending Fund, acknowledges that provisions of the Securities Investor Protection Act of 1970 may not protect the Lending Fund with respect to Loans of Borrowed Securities and therefore the Collateral delivered by Borrower to Agent may constitute the only source of satisfaction of Borrower’s obligations in the event Borrower fails to return the Borrowed Securities.

14.6      Agent uses the services of EquiLend, a joint venture in which Agent has an indirect ownership interest. EquiLend is an electronic platform over which subscribing borrowers and lenders can share information and negotiate loans of securities. Agent may also purchase or license related data or analytic tools from EquiLend. Use of the EquiLend platform is intended to increase the efficiency by which information is exchanged between Borrowers and Agent but will not change the way in which the securities lending program is administered. No Participating Lender will be required to pay any additional fees relating to transactions between Agent and EquiLend.

15.
Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois other than the conflict of law principles thereof, except to the extent pre-empted by the laws of the United States of America, which shall govern to that extent.

16.	Indemnification.

16.1      Agent shall indemnify, defend and hold the Company, each Lending Fund and the Adviser harmless from and against any losses, damages, costs and expenses (other than special, incidental, indirect or consequential losses, damages, costs or expenses) they may respectively incur if Agent is unable to recover Borrowed Securities and distributions made during the term of the Loan or Loans with respect to those Securities as a result of:

(i)   Agent’s failure to make a reasoned determination of the creditworthiness of a Borrower through adequate analysis of all material, public information available to Agent’s Credit Policy Committee before lending a security as provided in section 2 of this Agreement and during the term of the Loan or Loans a Default occurs with respect to the Borrower;

(ii)  Agent’s failure to demand adequate and appropriate Collateral on a prompt and timely basis as provided in section 4 hereof, perfect a security interest or obtain rights equivalent thereto in the Collateral, maintain control of the Collateral as provided in this Agreement and make a reasoned determination of the quality and suitability of Collateral investments through adequate analysis of all material, public information available to Agent’s Trust Credit Committee; or

(iii) Agent’s failure otherwise to perform its duties and responsibilities under this Agreement in accordance with the terms of this Agreement and applicable law.

16.2      Irrespective of the applicability of paragraph 16.1, in the event of a Default by a Borrower that is not a Sale-Related Default, Agent shall (1) credit the applicable Collateral Account of the applicable Lending Fund with the amount of distributions made with respect to the Borrowed Securities of such Lending Fund that are due and payable by the Borrower on or before the date of Default but not so paid and (2) transfer into the applicable Collateral Account of the applicable Lending Fund replacement Securities that are Equivalent Securities by purchasing such securities in the principal market in which such securities are traded; except that Agent may, at its option, in lieu of replacing some part or all of the Borrowed Securities, credit such Collateral Account of such Lending Fund with an amount equal to the Market Value on the Default Date of Borrowed Securities not replaced, which amount shall be satisfiable at Agent’s option in cash, or by a transfer to such Collateral Account of such Lending Fund Collateral securities valued as of the Default Date, or by a combination of both cash and Collateral securities so valued.

16.3      Irrespective of the applicability of paragraph 16.1, in the event a Borrower fails to return Borrowed Securities upon termination of a Loan, and such failure constitutes a Sale-Related Default, Agent shall, in accordance with Agent’s Investment Manager Guidelines then in effect, in lieu of the indemnification provided in paragraph 16.2, (a) waive any overdraft charges arising from any investment made for the applicable Collateral Account of the applicable Lending Fund in anticipation of timely receipt of the proceeds, (b) credit the applicable Collateral Account of the applicable Lending Fund with interest at such Lending Fund’s applicable short-term investment rate on the sale proceeds not reinvested up to the date such proceeds are credited to the applicable Collateral Account, (c) credit the applicable Collateral Account of the applicable Lending Fund with the amounts of any distributions made with respect to such Borrowed Securities that have not otherwise been received by the such Lending Fund and (d) indemnify the Lending Fund, Company and Adviser from and against any Buy-in Costs or other direct expenses for which the applicable Lending Fund would otherwise be liable as a result of the failure of the sale to settle in a timely fashion.

16.4      For purposes of this section 16, the following definitions shall apply.

16.4.1 “Buy-in Costs” shall mean out-of-pocket expenses incurred by the applicable Lending Fund in connection with the failed settlement of a sale of such Lending Fund’s Securities that are on loan hereunder at the time of sale, as a result of the purchase of substitute securities at a higher price by the buyer’s broker in accordance with applicable exchange rules.

16.4.2 “Default” shall mean (a) a Filing, or (b) any other failure by a Borrower to return Borrowed Securities within the time period allowed by the relevant Borrowing Agreement after demand by Agent, except such a failure that is waived by Agent or cured by the Borrower within one business day of the Borrower after the Default Date.

16.4.3 “Default Date” shall mean, with respect to any Default, the earliest date on which the Agent is entitled under the provisions of the applicable Borrowing Agreement to treat the relevant Loan or Loans to the Borrower as having terminated.

16.4.4 “Investment Manager Guidelines” shall mean the rules and procedures established by Agent governing the conduct of securities transactions in its custodial accounts and the required communications between Agent and its custodial clients and their investment managers regarding those transactions.

16.4.5 “Sale-Related Default” shall mean a Default by a Borrower in returning Borrowed Securities that have been recalled by Agent due to a sale of such securities by the applicable Lending Fund or an investment agent of such Lending Fund.

16.5      Agent’s obligations to any Lending Fund under this section 16 shall be subject to set-off against the obligations (if any) of such Lending Fund under paragraph 3.4 of this Agreement with respect to losses within the Collateral Account of such Lending Fund. Agent shall be subrogated to, and the Company shall be deemed to have assigned to Agent, all of a Lending Fund’s corresponding rights against a Borrower (and against any guarantor thereof) and in the Collateral and its proceeds to the extent of any payment, transfer or credit made pursuant to this section 16.

17.	Rights and Obligations of Company and Lending Funds.

17.1      This Agreement shall be deemed to create a separate agreement for each Lending Fund, as though each Lending Fund had separately executed an identical agreement.

17.2      With respect to any Loan, each reference in this Agreement to “Company” shall be deemed a reference solely to a particular Lending Fund to which the Loan relates. In no circumstances shall the rights, obligations or remedies with respect to a particular Lending Fund constitute a right, obligation or remedy applicable to any other Lending Fund. Specifically, and without otherwise limiting the scope of this paragraph, Agent shall have no right to set off claims or amounts payable related to one Lending Fund by applying property of any other Lending Fund.

IN WITNESS WHEREOF the parties, by their authorized officers, have executed this Agreement, dated and effective as of January 23, 2012.

WILSHIRE VARIABLE INSURANCE TRUST

By:
Name:	Jamie Ohl
Title:	President

WILSHIRE ASSOCIATES INCORPORATED

By:
Name:	Jamie Ohl
Title:	President, Wilshire Funds Management

THE NORTHERN TRUST COMPANY

By:
Name:	Sandra L Linn
Title:	Senior Vice President

SCHEDULE A
TO SECURITIES LENDING AUTHORIZATION AGREEMENT
(“Agreement”)

ELIGIBILITY OF BORROWERS AND PARENT COMPANIES

Any Borrower (or parent company thereof) to whom Agent may currently lend Securities pursuant to this Agreement shall (a) have a short-term rating of A1 or higher by Standard & Poors and P1 or higher by Moody’s; if both Standard & Poors and Moody’s have rated such Borrower, both short-term ratings must meet the qualifications herein, and (b) with respect to each Lending Fund, at no time borrow greater than 10% of the aggregate value of such Lending Fund. The Company, on behalf of each Lending Fund, hereby authorizes and directs Agent to lend Securities to any entity (including any U.S. subsidiary or affiliate of any entity) that satisfies both the foregoing criteria and any criteria generally applied by Agent or its affiliates in determining the Borrowers eligible for participation in Agent’s securities lending program at the time of such loan. The lending of Securities to a parent company does not necessarily imply that there is a guarantee in favor of the Agent by the parent of the Securities borrowing obligations of a subsidiary or affiliate. All Borrowers shall be selected based on procedures as set forth in the Agreement, to which this Schedule forms a part. Exhibit A-1 attached hereto sets forth each of the Borrowers satisfying the criteria set forth in this Schedule A as of the date of this Agreement.

Notwithstanding the foregoing, the Company, on behalf of each Lending Fund, hereby directs that Agent not lend Securities from the accounts listed below to the following entities, or their respective subsidiaries or affiliates:

Name of Entity	Account(s)

WILSHIRE VARIABLE INSURANCE TRUST

By:
Name:	Jamie Ohl
Title:	President
Date:	January 23, 2012

SCHEDULE A1
TO SECURITIES LENDING AUTHORIZIATION AGREEMENT
(“Agreement”)

Eligibile list of Borrowers and Parent Companies

Short Term Rating
Borrower Name	Parent Borrower Name	S and P	Moody’s

ABBEY NATIONAL TREASURY SERVICES PLC	BANCO SANTANDER SA	A1+	P1
ABBEY NATIONAL TREASURY SERVICES PLC, STAMFORD	BANCO SANTANDER SA	A1+	P1
ABN AMRO BANK N.V.	ABN AMRO BANK N.V.	A1	P1
ABN AMRO SECURITIES (USA) LLC	ABN AMRO BANK N.V.	A1	P1
BANCO SANTANDER SA	BANCO SANTANDER SA	A1+	P1
BANK OF MONTREAL	BANK OF MONTREAL	A1	P1
BANK OF MONTREAL, CHICAGO BRANCH	BANK OF MONTREAL	A1	P1
BANK OF NOVA SCOTIA ASIA LTD.	THE BANK OF NOVA SCOTIA	AI+	P1
BARCLAYS BANK PLC	BARCLAYS PLC	A1	P1
BARCLAYS CAPITAL INC.	BARCLAYS PLC	A1	P1
BARCLAYS CAPITAL SECURITIES LTD.	BARCLAYS PLC	A1	P1
BARCLAYS PLC	BARCLAYS PLC	A1	P1
BMO CAPITAL MARKETS CORP.	BANK OF MONTREAL	A1	P1
BMO NESBITT BURNS INC,	BANK OF MONTREAL	A1	P1
BNP PARIBAS	BNP PARIBAS	A1+	P1
BNP PARIBAS ARBITRAGE SA	BNP PARIBAS	A1+	P1
BNP PARIBAS PRIME BROKERAGE, INC.	BNP PARIBAS	A1+	P1
BNP PARIBAS SECURITIES CORPORATION	BNP PARIBAS	A1+	P1
BNP PARIBAS SECURITIES SERVICES	BNP PARIBAS	A1+	P1
BNP PARIBAS, FRANKFURT BRANCH	BNP PARIBAS	A1+	P1
BNP PARIBAS, LONDON BRANCH	BNP PARIBAS	A1+	P1
BNP PARIBAS, MILAN BRANCH	BNP PARIBAS	A1+	P1
BNP PARIBAS, PARIS BRANCH	BNP PARIBAS	A1+	P1
CANADIAN IMPERIAL BANK OF COMMERCE	CANADIAN IMPERIAL BANK OF COMMIE	A1	P1
CIBC WORLD MARKETS INC.	CANADIAN IMPERIAL BANK OF COMME	A1	P1
COMMERZ MARKETS LLC	COMMERZBANK AG	A1	P1
COMMERZBANK AG	COMMERZBANK AG	A1	P1
COMMERZBANK AG FRANKFURT BRANCH- AUKI	COMMERZBANK AG	A1	P1
CREDIT AGRICOLE S.A.	CREDIT AGRICOLE S.A.	A1	P1
CREDIT AGRICOLE SECURITIES USA, INC.	CREDIT AGRICOLE S.A.	A1	P1
CREDIT SUISSE GROUP	CREDIT SUISSE GROUP	A1	P1
CREDIT SUISSE SECURITIES (EUROPE) LIMITED	CREDIT SUISSE GROUP	A1	P1
CREDIT SUISSE SECURITIES (USA) LLC	CREDIT SUISSE GROUP	A1	P1
DANSKE BANK A/S	DANSKE BANK A/S	A1	P1
DBS BANK LTD	DBS BANK LTD	A1+	NR
DEUTSCHE BANK AG	DEUTSCHE BANK AG	A1	P1
DEUTSCHE BANK AG, FRANKFURT BRANCH	DEUTSCHE BANK AG	A1	P1
DEUTSCHE BANK AG, LONDON BRANCH	DEUTSCHE BANK AG	A1	P1
DEUTSCHE BANK SECURITIES INC.	DEUTSCHE BANK AG	A1	P1
FIRST CLEARING LLC	WELLS FARGO & CO.	A1	P1
FMR LLC	FMR LLC	A1	NR
FORTIS BANK SA/NV, NEW YORK BRANCH	BNP PARIBAS	A1+	P1
GOLDMAN SACHS INTERNATIONAL	THE GOLDMAN SACHS GROUP INC.	A1	P1
GOLDMAN, SACHS & CO.	THE GOLDMAN SACHS GROUP INC.	A1	P1
HSBC BANK PLC	HSBC HOLDINGS PLC	A1+	P1
HSBC HOLDINGS PLC	HSBC HOLDINGS PLC	A1	P1
HSBC SECURITIES (CANADA) INC.	HSBC HOLDINGS PLC	A1	P1
HSBC SECURITIES (USA) INC.	HSBC HOLDINGS PLC	A1+	P1
ING BANK N.V. AMSTERDAM BRANCH	ING GROEP NV	A1	P1
ING BANK NV, LONDON BRANCH	ING GROEP NV	A1	P1
ING FINANCIAL MARKETS LLC	ING GROEP NV	A1	P1

SCHEDULE A1
TO SECURITIES LEDNIGN AUTHORIZIATION AGREEMENT
(“Agreement”)

Eligibile list of Borrowers and Parent Companies

Short Term Rating
Borrower Name	Parent Borrower Name	S and P	Moody’s

ING GROEP NV	ING GROEP NV	A1	NR
J.P. MORGAN CHASE & CO.	J.P. MORGAN CHASE & CO.	A1	P1
J.P. MORGAN CHASE BANK NA	J.P. MORGAN CHASE & CO.	A1	P1
J.P. MORGAN CHASE BANK NA, LONDON BRANCH	J.P. MORGAN CHASE & CO.	A1	P1
J.P. MORGAN CLEARING CORP.	J.P. MORGAN CHASE & CO.	A1	P1
J.P. MORGAN MARKETS LIMITED	J.P. MORGAN CHASE & CO.	A1	P1
J.P. MORGAN SECURITIES LLC	J.P. MORGAN CHASE & CO.	A1	P1
J.P. MORGAN SECURITIES LTD.	J.P. MORGAN CHASE & CO.	A1	P1
MACQUARIE BANK LIMITED	MACQUARIE GROUP LIMITED	A1	P1
MACQUARIE BANK LIMITED, LONDON BRANCH	MACQUARIE GROUP LIMITED	A1	P1
MITSUBISHI UFJ SECURITIES INTERNATIONAL PLC	MITSUBISHI UFJ FINANCIAL GROUP INC	NR	P1
MIZUHO CORPORATE BANK LIMITED	MIZUHO CORPORATE BANK LIMITED	A1	P1
MIZUHO SECURITIES USA INC.	MIZUHO CORPORATE BANK LIMITED	A1	P1
MORGAN STANLEY & CO. INC.	MORGAN STANLEY	A1	P1
MORGAN STANLEY & CO. INTERNATIONAL PLC	MORGAN STANLEY	A1	P1
NATIONAL AUSTRALIA BANK LTD.	NATIONAL AUSTRALIA BANK LTD.	A1+	P1
NATIONAL BANK FINANCIAL INC.	NATIONAL BANK OF CANADA	A1	P1
NATIONAL BANK OF CANADA	NATIONAL BANK OF CANADA	A1	P1
NATIONAL FINANCIAL SERVICES LLC	FMR LLC	A1	NR
NEWEDGE USA LLC	NEWEDGE USA LLC	A1	P1
NORDEA BANK AB	NORDEA BANK AB	A1+	P1
NORDEA BANK NORGE ASA	NORDEA BANK AB	A1+	P1
PERSHING LLC	THE BANK OF NEW YORK MELLON COR	A1	P1
RABOBANK NEDERLAND	RABOBANK NEDERLAND	A1+	P1
RABOBANK NEDERLAND, LONDON BRANCH	RABOBANK NEDERLAND	A1+	P1
RBC CAPITAL MARKETS, LLC	ROYAL BANK OF CANADA	A1+	P1
RBC DOMINION SECURITIES INC.	ROYAL BANK OF CANADA	A1+	P1
ROYAL BANK OF CANADA	ROYAL BANK OF CANADA	A1+	P1
ROYAL BANK OF CANADA EUROPE LIMITED	ROYAL BANK OF CANADA	A1+	P1
ROYAL BANK OF CANADA, LONDON BRANCH	ROYAL BANK OF CANADA	A1+	P1
ROYAL BANK OF CANADA, NEW YORK BRANCH	ROYAL BANK OF CANADA	A1+	P1
SANTANDER UK PLC	BANCO SANTANDER SA	A1+	P1
SCOTIA CAPITAL (EUROPE) LIMITED	THE BANK OF NOVA SCOTIA	A1+	P1
SCOTIA CAPITAL (USA) INC.	THE BANK OF NOVA SCOTIA	A1+	P1
SCOTIA CAPITAL INC.	THE BANK OF NOVA SCOTIA	A1+	P1
SCOTIABANK (IRELAND) LTD.	THE BANK OF NOVA SCOTIA	A1+	P1
SCOTIABANK EUROPE PLC	THE BANK OF NOVA SCOTIA	A1+	P1
SG AMERICAS SECURITIES LLC	SOCIETE GENERALE	A1	P1
SG SECURITIES (LONDON) LTD.	SOCIETE GENERALE	A1	P1
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)	SKANDINAVISKA ENSKILDA BANKEN A	A1	P1
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), LONDON	SKANDINAVISKA ENSKILDA BANKEN A	A1	P1
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), NEW YORK	SKANDINAVISKA ENSKILDA BANKEN A	A1	P1
SOCIETE GENERALE	SOCIETE GENERALE	A1	P1
SOCIETE GENERALE, NEW YORK BRANCH	SOCIETE GENERALE	A1+	P1
SOCIETE GENERALE, PARIS BRANCH	SOCIETE GENERALE	A1+	P1
STATE STREET BANK AND TRUST COMPANY	STATE STREET CORPORATION	A1+	P1
STATE STREET CORPORATION	STATE STREET CORPORATION	Al	P1
SVENSKA HANDELSBANKEN AB (PUBL)	SVENSKA HANDELSBANKEN AB (PUBL)	A1+	P1
SVENSKA HANDELSBANKEN AB, STOCKHOLM	SVENSKA HANDELSBANKEN AB (PUBL)	A1+	P1
SWEDBANK AB	SWEDBANK AB	Al	P1
TD SECURITIES (USA) LLC	THE TORONTO-DOMINION BANK	A1+	P1

SCHEDULE A1
TO SECURITIES LENDING AUTHORIZIATION AGREEMENT
(“Agreement”)

Eligibile list of Borrowers and Parent Companies

Short Term Rating
Borrower Name	Parent Borrower Name	S and P	Moody’s

TD SECURITIES INC.	THE TORONTG-DOMTNION BANK	A1+	P1
THE BANK OF NEW YORK MELLON CORPORATION	THE BANK OF NEW YORK MELLON COR	A1	PI
THE BANK OF NOVA SCOTIA	THE BANK OF NOVA SCOTIA	A1+	P1
THE BANK OF NOVA SCOTIA, LONDON BRANCH	THE BANK OF NOVA SCOTIA	A1+	P1
THE BANK OF NOVA SCOTIA, NEW YORK BRANCH	THE BANK OF NOVA SCOTIA	A1+	P1
THE BANK OF NOVA SCOTIA, TORONTO BRANCH	THE BANK OF NOVA SCOTIA	A1+	P1
THE HONG KONG AND SHANGHAI BANKING CORPORATION	HSBC HOLDINGS PLC	A1+	P1
THE ROYAL BANK OF SCOTLAND N.V., CANADA BRANCH	THE ROYAL BANK OF SCOTLAND GROU	A1	P1
THE ROYAL BANK OF SCOTLAND N.V., LONDON BRANCH	THE ROYAL BANK OF SCOTLAND GROU	A1	P1
THE ROYAL BANK OF SCOTLAND N.V., NEW YORK BRANCH	THE ROYAL BANK OF SCOTLAND GROU	A1	P1
THE ROYAL BANK OF SCOTLAND PLC	THE ROYAL BANK OF SCOTLAND GROU	A1	P1
UBS AG	UBS AG	A1	P1
UBS AC, LONDON BRANCH	UBS AG	A1	P1
UBS SECURITIES CANADA INC.	UBS AG	A1	P1
UBS SECURITIES LLC	UBS AG	A1	P1
WELLS FARGO & CO.	WELLS FARGO & CO.	A1	P1
WELLS FARGO BROKERAGE SERVICES LLC	WELLS FARGO & CO.	A1	P1
WELLS FARGO SECURITIES, LLC	WELLS FARGO & CO.	A1+	P1

SCHEDULE B
TO SECURITIES LENDING AUTHORIZATION AGREEMENT

Guidelines for Separate Account

Collateralization Levels

Initial Collateral levels shall not be less than 102% of the Market Value of the Borrowed Securities (105% if the Collateral and the Borrowed Securities are denominated in different currencies). Marking to market is performed every business day (subject to de minimis rules of change in Market Value) for each Separate Account, and each Borrower is required to deliver additional Collateral when necessary so that the total Collateral held in the Separate Account for all loans of the Lending Fund to the Borrower will be not less than 100% of the Market Value of all the Borrowed Securities loaned to the Borrower by such Lending Fund.

Collateral Guidelines

Listed below are the cash and non-cash Collateral guidelines specifying eligible Collateral, eligible investments of non-cash Collateral, credit quality standards, and diversification requirements. All requirements listed in these guidelines are effective at the time of purchase of any security or instrument as a cash Collateral investment and at the time of receipt of any non-cash Collateral. Capitalized terms used in this Schedule have the meanings ascribed to them in the Agreement.

Acceptable Collateral

Acceptable Collateral consists of (1) cash in U.S. dollars, (2) obligations issued or guaranteed by the United States Treasury or by any agency or instrumentality of the United States Government, and (3) irrevocable stand-by letters of credit issued by banks domiciled or doing business within the United States that are approved by Agent’s Trust Credit Committee at the time of issuance. Collateral, including cash Collateral investments, must be held in a segregated account for each Lending Fund, which is referred to in the Agreement and this Schedule as a “Separate Account.”

Eligible Investments of Cash Collateral

Cash Collateral shall be invested in shares of the Liquid Assets Portfolio. A copy of the current prospectus for the Liquid Assets Portfolio is attached to the Agreement as Annex II.

Diversification of Non-Cash Collateral

•	Obligations issued or guaranteed by the U.S. Government, or its agencies and instrumentalities, may be accepted without limit.

•	Agent shall establish from time to time a maximum percentage of the Separate Account which may be exposed to the risks of any one foreign country, and individual country limits.

WILSHIRE VARIABLE INSURANCE TRUST
By:
Name: Jamie Ohl
Title: President
Date: January 23, 2012

SCHEDULE C
TO SECURITIES LENDING AUTHORIZATION AGREEMENT
(“Agreement”)

FEES

The Agent shall be entitled to receive the following fees for services provided under this Agreement. The fees below are expressed as a percentage of Company’s Net Revenue (as defined in paragraph 7.1 of the Agreement).

20% Loans of U.S. Government and Agency Securities

20% Loans of U.S. Corporate Equity and Fixed Income Securities

20% Loans of non-U.S. Sovereign Fixed Income and non-U.S. Corporate Fixed Income Securities

20% Loans of non-U.S. Corporate Equity Securities

WILSHIRE VARIABLE INSURANCE TRUST

By:

Name: Jamie Ohl

Title: President

Date: January 23, 2012

The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois 60675

ANNEX I
To Securities Lending Authorization Agreement

PROSPECTUS FOR THE NORTHERN INSTITUTIONAL FUNDS LIQUID ASSETS PORTFOLIO

Plus all available Statements of Additional Information.

SCHEDULE 1